UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2019, the Board of Directors (the “Board”) of Dana Incorporated (“Dana”) elected Dana’s president and chief executive officer, James K. Kamsickas, to the additional post of chairman of the Board, effective December 12, 2019. Mr. Kamsickas succeeds Keith E. Wandell, who has served on the Board since July 2008 and as non-executive chairman since September 2016. Additionally, Mr. Wandell has been elected by the Board as lead independent director, effective December 12, 2019.

The Board also voted to expand its membership to nine directors and elected Bridget E. Karlin as a new director, effective December 12, 2019. Ms. Karlin has been named to the Audit Committee and Nominating and Corporate Governance Committee of the Board.

Ms. Karlin will be compensated for service on the Board in the same manner as Dana’s other non-employee directors as described under the heading “Compensation of Directors” in the Company’s 2019 Proxy Statement filed with the Securities and Exchange Commission on March 14, 2019. There is no arrangement or understanding between Ms. Karlin and any other persons pursuant to which Ms. Karlin was selected as director, and there are no transactions involving Ms.Karlin requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the news release announcing the elections is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Dana Incorporated News Release dated December 16, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: December 16, 2019	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary